Exhibit 99.1

RegeneRx Announces $1.75 Million Private Placement

ROCKVILLE, Md., June 27, 2016 /PRNewswire/ — RegeneRx Biopharmaceuticals, Inc. (OTCQB: RGRX) ("the Company" or "RegeneRx"), a clinical-stage drug development company focused on tissue protection, repair and regeneration, today announced that it has entered into a definitive agreement to sell 5,147,059 shares of common stock at a purchase price of $0.34 per share to a dedicated healthcare institutional investor in a private placement. In connection with the offering, the investor will also receive warrants to purchase up to 5,147,059 shares of common stock with an exercise price of $0.51 per share and a five and one-half year term. The transaction is expected to close on or about June 30, 2016.

Maxim Group LLC is acting as the sole placement agent for the offering.

The securities offered in the private placement have not been registered under the Securities Act, or any state securities law.  Until the shares, warrants and shares underlying the warrants are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy such common stock or warrants.  Pursuant to registration rights agreement, the company has agreed to file a registration statement for the resale of the shares and shares issuable pursuant to the warrants within 30 days.

About RegeneRx Biopharmaceuticals, Inc. (www.regenerx.com)

RegeneRx is focused on the development of a novel therapeutic peptide, Thymosin beta 4, for tissue and organ protection, repair and regeneration. RegeneRx currently has three drug candidates in clinical development for ophthalmic, cardiac and dermal indications, three active strategic licensing agreements in China, Pan Asia (Korea, Japan, and Australia, among others) and in the U.S. RGN-259, the Company's Tβ4-based ophthalmic drug candidate is being developed for dry eye syndrome and for the treatment of neurotrophic keratopathy (NK), both of which are being developed in the U.S through its joint venture, ReGenTree.  ReGenTree has recently announced results from its Phase 2b/3 U.S. trial in patients with dry eye syndrome and is conducting a Phase 3 clinical trial for the treatment of patients with NK, for which it has been granted orphan status by the U.S. FDA. RGN-352, the Company's Tβ4-based injectable drug candidate, is a phase 2-ready drug candidate designed to be administered systemically to prevent and restore tissue damage associated with acute events such as heart attacks, strokes, and other similar injuries. RGN-137, the Company's Tβ4-based dermal gel, is in Phase 2 clinical development. The Company currently has licensed RGN-259 and other Tβ4-based product candidates to Lee's Pharmaceuticals, Ltd., in China, Hong Kong, Taiwan and Macau. For additional information about RegeneRx please visitwww.regenerx.com.

Forward-Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  There can be no assurance that proceeds from the transaction described herein will provide the company enough capital to reach any development or commercial milestones or eliminate the need for additional capital in the future.  Please view these and other risks described in the Company's filings with the Securities and Exchange Commission ("SEC"), including those identified in the "Risk Factors" section of the annual report on Form 10-K for the year ended December 31, 2015, and subsequent quarterly reports filed on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this press release represent the Company's views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

SOURCE RegeneRx Biopharmaceuticals, Inc.

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